Exhibit 21

SELECTIVE INSURANCE GROUP, INC.
SUBSIDIARIES AS OF DECEMBER 31, 2010

			Percentage
	Jurisdiction		voting
	in which		securities
Name	organized	Parent	owned
SelecTech, LLC	New Jersey	Selective Way Insurance Company	75%

		Selective Insurance Company of the Southeast	25%

Selective Auto Insurance Company of New Jersey	New Jersey	Selective Insurance Group, Inc	100%

Selective Insurance Company of America	New Jersey	Selective Insurance Group, Inc.	100%

Selective Insurance Company of New England	Maine	Selective Insurance Group, Inc.	100%

Selective Insurance Company of New York	New York	Selective Insurance Group, Inc.	100%

Selective Insurance Company of South Carolina	Indiana	Selective Insurance Group, Inc.	100%

Selective Insurance Company of the Southeast	Indiana	Selective Insurance Group, Inc.	100%

Selective Technical Administrative Resources, Inc.	New Jersey	Selective Insurance Group, Inc.	100%

Selective Way Insurance Company	New Jersey	Selective Insurance Group, Inc.	100%

SRM Insurance Brokerage, LLC	New Jersey	Selective Way Insurance Company	75%

		Selective Insurance Company of the Southeast	25%

Wantage Avenue Holding Company, Inc.	New Jersey	Selective Insurance Group, Inc.	100%